Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated April 25, 2013, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (“Assignor”), and WHLR-Forrest Gallery, LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and Forrest Gallery, LLC, a Kentucky limited liability company previously entered into a Purchase and Sale Agreement, dated April 23, 2013 (the “Agreement”), with respect to the purchase of a shopping center located at Tullahoma, Tennessee and commonly referred to as Forrest Gallery Shopping Center;

B. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration of the mutual promises herein, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee, including all rights to any earnest money deposit or other payment, and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 25th day of April 2013.

ASSIGNOR:

WHEELER INTERESTS, LLC, a Virginia limited liability company

/s/ Jon S. Wheeler
By	Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-FORREST GALLERY, LLC, a Delaware limited liability company

/s/ Jon S. Wheeler
By	Jon S. Wheeler, its Manager